Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BIOLIFE4D CORPORATION,

a Delaware corporation

i

ii

AMENDED AND RESTATED BYLAWS

OF

BIOLIFE4D CORPORATION,

a Delaware corporation

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office for the transaction of business of BIOLIFE4D CORPORATION, a Delaware corporation (the “Corporation”) is hereby fixed and located at 318 Half Day Road, Suite 201, Buffalo Grove, Illinois 60089. The location may be changed by approval of a majority of the authorized directors (each a “Director,” and collectively, the “Directors,”) and additional offices may be established and maintained at such other place or places, either within or outside of Delaware, as the Board of Directors may from time to time designate.

Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II

DIRECTORS - MANAGEMENT

Section 1. Powers, Standard of Care.

1.1 Subject to the provisions of the Delaware General Corporation Law (hereinafter the “DGCL”), and subject to any limitations in the Certificate of Incorporation of the Corporation relating to action required to be approved by the shareholders (each a “Shareholder,” and collectively, “Shareholders”), the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

1.2 The Certificate of Incorporation shall be subject to alteration and may be amended by the affirmative vote of Shareholders holding of record in the aggregate of at least a majority of the outstanding share of stock entitled to vote at any annual or special meeting of Shareholders, as set forth in the DGCL. The Board of Directors is authorized to amend the Certificate of Incorporation to: (a) effect a name change; or (b) to change (i) such provisions of the original Certificate of Incorporation which named the incorporator or incorporators, the initial board of directors and the original subscribers for shares; and (ii) such provisions contained in any amendment to the Certificate of Incorporation as were necessary to effect a change, exchange, reclassification, subdivision, combination, or cancellation that has become effective without Shareholders’ approval as set forth in the DGCL.

1.3 Each Director shall exercise such powers and otherwise perform such duties, in good faith, in the matters such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances.

1.4 As set forth in Section 144 of the DGCL, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true: (i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors; (ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

1

1.5 In performing the duties of a Director, a Director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by:

(1) One or more officers or employees of the Corporation whom the Director believes to be reliable and competent in the matters presented,

(2) Counsel, independent accountants, or other persons as to which the Director believes to be within such person’s professional or expert competence, or

(3) A committee of the Board upon which the Director does not serve, as to matters within its designated authority, which committee the Director believes to merit confidence, so long as in any such case the Director acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted.

Section 2. Number and Qualification of Directors. As set forth in Section 141 of the DGCL, there must be at least one Director of the Corporation. The authorized number of Directors of the Corporation shall be not less than one nor more than 11 until changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to these Bylaws. The exact number of Directors may be fixed within the limits specified by resolution adopted by the vote of the majority of Directors in office or by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for such purpose; provided, however, that an amendment to the Certificate of incorporation or these bylaws reducing the fixed number or the minimum number of Directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized Directors to a number greater than two times the stated minimum number of Directors minus one.

2

Section 3. Election and Term of Office of Directors.

3.1 Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting; provided, however, that Directors may be elected by unanimous written consent in lieu of an annual meeting of all shares entitled to vote. If any such annual meeting of Shareholders is not held or the Directors are not elected thereat, and no unanimous written consent of Shareholders is given the Directors may be elected at any special meeting of Shareholders held for that purpose. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.2 Except as may otherwise be provided herein, or in the Certificate of Incorporation, or by way of cumulative voting rights as set forth in Section 214 of the DGCL, the members of the Board of Directors of this Corporation, who need not be Shareholders, shall be elected by a majority of the votes cast at a meeting of Shareholders, by the holders of shares of stock present in person or by proxy, entitled to vote in the election.

Section 4. Vacancies.

4.1 A vacancy or vacancies on the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors be increased, or if the Shareholders fail, at any annual or special meeting of Shareholders at which any Director or Directors are elected, to elect the full authorized number of Directors to be voted for at the meeting as set forth in Section 142 of the DGCL.

4.2 Vacancies on the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, or, if the number of Directors then in office is less than a quorum as set forth in Section 141 of the DGCL, by (1) the unanimous written consent of the Directors then in office; (2) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice complying with the DGCL; or (3) a sole remaining Director. Each Director so elected shall hold office until the next annual meeting of the Shareholders or until a successor has otherwise been elected and qualified. A vacancy in the Board of Directors created by the removal, with or without cause, of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of all shares entitled to vote as set forth in Section 141 of the DGCL.

4.3 The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies, other than a vacancy caused by removal, by the written consent of a majority of the outstanding shares entitled to vote.

4.4 Any Director may resign, effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. When one or more Directors give notice of his or her or their resignation from the Board of Directors, effective at a future date, the Board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each Director so appointed to hold office during the remainder of the term of office of the resigning Director(s).

4.5 No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

Section 5. Removal of Directors.

5.1 The entire Board of Directors, or any individual Director, may be removed from office as provided by Section 141 of the DGCL. In such case, the remaining members, if any, of the Board of Directors may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

5.2 No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of Directors authorized at the time of the Directors’ most recent election were then being elected; and when by the provisions of the Certificate of Incorporation the holders of the shares of any class or series voting as a class or series are entitled to elect one or more Directors, any Director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

3

Section 6. Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or outside the state that has been designated from time to time by resolution of the Board. In the absence of such resolution, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the state that has been designated in the notice of the meeting, or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation. Any meeting, regular or special, may be held by video or telephone conference, or similar communication equipment, so long as all Directors participating in such meeting can hear one another, and all such Directors shall be deemed to have been present in person at such meeting.

Section 7. Annual Meetings. Immediately following each annual meeting of Shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers, and the transaction of other business. Notice of this meeting shall not be required. Minutes of any meeting of the Board, or any committee thereof, shall be maintained by the Secretary or other officer designated for that purpose.

Section 8. Other Regular Meetings.

8.1 Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice, provided the time and place of such meetings has been fixed by the Board of Directors, and further provided the notice of any change in the time of such meeting shall be given to all the Directors. Notice of a change in the determination of the time shall be given to each Director in the same manner as notice for such special meetings of the Board of Directors.

8.2 If said day falls upon a holiday, such meetings shall be held on the next succeeding business day thereafter.

Section 9. Special Meetings/Notices.

9.1 Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two Directors.

9.2 Notice of the time and place for special meetings shall be delivered personally, by electronic mail, or by telephone to each Director or sent by first class mail or other recognized delivery service, charges prepaid, addressed to each Director at his or her address as it is shown in the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four calendar days prior to the time of holding the meeting. In case such notice is delivered personally, or by telephone or other recognized delivery service, it shall be delivered personally or be telephone or to the other recognized delivery service at least 48 hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate same to the Director. The notice need not specify the purpose of the meeting, nor the place, if the meeting is to be held at the principal executive office of the Corporation.

4

Section 10. Waiver of Notice.

10.1 The transactions of any meeting of the Board of Directors, however called, noticed, or wherever held, shall be as valid as though had at a meeting duly held after the regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. Waivers of notice or consent need not specify the purposes of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting.

10.2 Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

Section 11. Quorums. Presence of a majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 12 of this Article II. Members of the Board may participate in a meeting through use of conference telephone, video conference, or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted by the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum was present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 12. Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 13. Notice of Adjournment. Notice of the time and place of the holding of an adjourned meeting need not be given, unless the meeting is adjourned for more than 24 hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

Section 14. Sole Director Provided by Certificate or Bylaws. In the event only one Director is required by the Bylaws or the Certificate of Incorporation, then any reference herein to notices, waivers, consents, meetings, or other actions by a majority or quorum of the Board of Directors shall be deemed or referred as such notice, waiver, etc., by the sole Director, who shall have all rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described, as given to the Board of Directors.

Section 15. Directors Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by electronic transmission or by a writing signed individually or collectively by all members of the Board of Directors. Such consent shall be filed with the regular minutes of the Board of Directors, as set forth in Section 141 of the DGCL.

5

Section 16. Compensation of Directors. Directors shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and/or expenses, if any, may be allowed for their attendance at each regular and special meeting of the Board of Directors or for their services contributed to the Board of Directors; provided, however, that nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, employee, or otherwise receiving compensation for such services.

Section 17. Committees. Committees of the Board of Directors may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two or more members of the Board of Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Committee shall have such powers as those held by the Board of Directors as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Section 141 of the DGCL.

Section 18. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 6, 8, 9, 10, 11, 12, 13, and 15 of this Article II, with such changes in the context of those Sections as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of the regular meetings of the committees may be determined by resolution of the Board of Directors as well as the committee, and special meetings of committees may also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 19. Advisors. The Board of Directors from time to time may request and/or hire for a fee one or more persons to be Advisors to the Board of Directors, but such persons shall not by such appointment be members of the Board of Directors. Advisors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation, and to furnish consultation to the Board of Directors. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board of Directors.

6

ARTICLE III

OFFICERS

Section 1. Officers. The principal officers of the Corporation shall be a President, a Secretary, and a Treasurer who may also be called Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chief Executive Officer, a Chairman of the Board, a Chief Operations Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article III. Any number of offices may be held by the same person.

Section 2. Election of Officers. The principal officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment. Each officer shall hold office until his or her successor shall be duly elected and qualified, or until his or her death, resignation, or removal in the manner hereinafter provided.

Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws, or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers.

4.1 Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by a majority of the Directors at that time in office, at any regular or special meeting of the Board of Directors, or, except in the case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

4.2 Any Officer may resign at any time by giving written notice to the Board of Directors. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6. Chairman of the Board. The Chairman of the Board, if such an Officer be elected, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may, from time to time, be assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article III.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there is such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall preside at all meetings of the Shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, shall be ex officio a member of all the standing Committees, including the Executive Committee, if any, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

7

Section 8. Vice President. In the absence or disability of the Chief Executive Officer, if any, and the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all of the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer and President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Bylaws, the Chief Executive Officer, President, or the Chairman of the Board.

Section 9. Secretary.

9.1 The Secretary shall keep, or cause to be kept, a book of minutes of all meetings of the Board of Directors and Shareholders at the principal office of the Corporation or such other place as the Board of Directors may order. The minutes shall include the time and place of holding the meeting, whether regular or special, and if a special meeting, how authorized, the notice thereof given, and the names of those present at Directors’ and committee meetings, the number of shares present or represented at Shareholders’ meetings, and the proceedings thereof.

9.2 The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or at the office of the Corporation’s transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes or shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

9.3 The Secretary shall give, or cause to be given, notice of all of the meetings of the Shareholders and the Board of Directors required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10. Chief Financial Officer.

10.1 The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus), and shares issued. The books of account shall, at all reasonable times, be open to inspection by any Director.

8

10.2 The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of the transactions of the Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE IV

SHAREHOLDER’S MEETINGS

Section 1. Place of Meetings. Meetings of the Shareholders shall be held at any place within or outside the state of Delaware designated by the Board of Directors. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting.

2.1 The annual meeting of the Shareholders shall be held, each year, as follows:

Time of Meeting:                 2:00 p.m.

Date of Meeting:                   May 1

2.2 If this day shall not be a business day, then the meeting shall be held on the next succeeding business day, at the same time. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may be properly brought before the meeting.

2.3 If the annual meeting for election of Directors is not held on the date designated or action by written consent to elect Directors in lieu of an annual meeting has not been taken, the Directors shall cause the meeting to be held as soon as is convenient, and that if the Corporation fails to hold an annual meeting for the election of Directors within 30 days of the date designated for the annual meeting, or within 13 months of the most recent annual meeting, a Director or Shareholder of the corporation may apply to the Court of Chancery of the State of Delaware to order an annual meeting for the election of Directors with proper notice to all Shareholders under Section 211 of the DGCL.

Section 3. Special Meetings.

3.1 Special meetings of the Shareholders for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, the Chairman of the Board, the President, or by one or more Shareholders holding shares in the aggregate entitled to cast not less than 50% of the votes at any such meeting; provided, however, that if, after the filling of any vacancy on the Board of Directors by the Directors, the Directors then in office who have been elected by the Shareholders constitute less than a majority of the Directors then in office, a special meeting of the Shareholders may be called by one or more Shareholders holding shares in the aggregate entitled to cast not less than 5% of the votes at any such meeting.

3.2 If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally, by electronic mail, or sent by first-class mail or by other recognized delivery service or facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the Corporation. The Officer receiving such request shall forthwith cause notice to be given to the Shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article IV, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 calendar days after the receipt of the request. If the notice is not given within 20 calendar days after receipt of the request, the person or persons requesting the meeting may give the notice in the manner provided in these Bylaws. Nothing contained in this paragraph of this Section shall be construed as limiting, fixing, or affecting the time when a meeting of Shareholders called by action of the Board of Directors may be held.

9

Section 4. Shareholders’ Action by Written Consent. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting and with the same force and effect as if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize such action at a meeting provide authorized written consent signed individually or collectively by the Shareholders. Such consent shall be filed with the regular minutes of the Shareholders. The Corporation shall provide prompt notice of corporate action without a meeting by less than unanimous written consent to those Shareholders who did not consent in writing as set forth in Section 228 of the DGCL.

Section 5. Notice of Meetings - Reports.

5.1 Notice of any Shareholders meetings, annual or special, shall be given in writing not less than ten calendar days nor more than 60 calendar days before the date of the meeting to Shareholders entitled to vote thereat by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of said Secretary or Assistant Secretary’s neglect or refusal, by any Director or Shareholder.

5.2 Such notices or any reports shall be given personally, by electronic mail, or by mail or other means of written communication as provided in the DGCL and shall be sent to the Shareholder’s address appearing on the books of the Corporation, or supplied by the Shareholder to the Corporation for the purpose of notice, and in the absence thereof, as provided in the DGCL by posting notice at a place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.

5.3 Notice of any meeting of Shareholders shall specify the place, the day, and the hour of meeting, and (i) in case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of transmission of the notice, intends to present for action by the Shareholders. At any meetings where Directors are elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented for election.

5.4 Notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender. The Officer giving such notice or report shall prepare and file in the minute book of the Corporation an affidavit or declaration thereof.

5.5 If action is proposed to be taken at any meeting for approval of (i) contracts or transactions in which a Director has a direct or indirect financial interest, pursuant to Section 144 of the DGCL; (ii) an amendment to the Certificate of Incorporation, pursuant to Section 242 of the DGCL; (iii) a reorganization of the Corporation, pursuant to Subchapter IX of Title 8 of the DGCL; (iv) dissolution of the Corporation, pursuant to Subchapter X of Title 8 of the DGCL; or (v) a distribution to preferred Shareholders, pursuant to Subchapter V of Title 8 of the DGCL, the notice shall also state the general nature of such proposal.

10

Section 6. Quorum.

6.1 The holders of 33.33% of the shares entitled to vote at a Shareholders’ meeting, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by the DGCL or by these Bylaws.

6.2 The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

Section 7. Adjourned Meeting and Notice Thereof.

7.1 Any Shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting.

7.2 When any meeting of Shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 calendar days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 4 of this Article IV. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 8. Waiver or Consent by Absent Shareholders.

8.1 The transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, a consent to the holding of such meeting, or an approval of the minutes thereof.

8.2 The waiver of notice or consent need not specify either the business to be transacted or the purpose of any regular or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in this Article IV, the waiver of notice or consent shall state the general nature of such proposal. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

11

8.3 Attendance of a person at a meeting shall also constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice.

8.4 Pursuant to Section 220 of the DGCL, any Shareholder or Shareholders of the Corporation may make a written demand so long as the Shareholder’s written demand states the proper purpose (defined as a purpose reasonably related to such person’s interest as a Shareholder) for which the demand is made as set forth in Section 220 of the DGCL to; (i) inspect, and copy the records of Shareholders’ names and addresses and the number and class of shares held by each Shareholder and accounting books during usual business hours upon five business days prior written demand upon the Corporation, and/or (ii) obtain from the transfer agent by paying such transfer agent’s usual charges for such a list, a list of the Shareholders’ names and addresses who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent record date for which such list has been compiled or as of a date specified by the Shareholders subsequent to the day of demand. Such list shall be made available by the transfer agent on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The record of Shareholders shall also be open to inspection upon the written demand of any Shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to such holder’s interest as a Shareholder or as a holder of a voting trust certificate. Any inspection and copying under this Section may be made in person or by an agent or attorney of such Shareholder or holder of a voting trust certificate making such demand.

Section 9. Maintenance and Inspection of Bylaws. The Corporation shall keep at its principal executive office, or if not in this state, at its principal business office in this state, the original or a copy of the Bylaws amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours upon written demand. If the principal executive office of the Corporation is outside the state and the Corporation has no principal business office in this state, the Secretary shall, upon written request of any Shareholder, furnish to such Shareholder a copy of the Bylaws as set forth in this Section 9.

Section 10. Financial Statements.

10.1 A copy of any annual financial statement and any Income Statement of the Corporation for each quarterly period of each fiscal year, and any accompanying Balance Sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file at the principal executive office of the Corporation for 12 months from the date of its execution, and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of such statement or a copy shall be made for any such Shareholder.

10.2 If a Shareholder or Shareholders holding at least 5% of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an Income Statement of the Corporation for the three month, six month, or nine month period of the then current fiscal year ended more than 45 calendar days prior to the date of the request, and a Balance Sheet of the Corporation at the end of such period, the Chief Financial Officer shall cause such statement to be prepared, if not already prepared, and shall deliver personally or mail such statement or statements to the person making the request within 30 calendar days after the receipt of such request.

10.3 The Corporation also shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semi-annual, or quarterly Income Statement which it has prepared and a Balance Sheet as of the end of such period. This quarterly Income Statement and Balance Sheet referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Corporation or the certificate of authorized Officer of the Corporation such that financial statements were prepared without audit from the books and records of the Corporation.

Section 11. Annual Statement of General Information. The Corporation shall, in a timely manner, in each year, file with the Secretary of State of Delaware, on the prescribed form, the statement setting forth the authorized number of Directors, the names and complete business or residence addresses of all incumbent Directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary and Chief Financial Officer, the street address of its principal executive office or principal business office in this state and the general type of business constituting the principal business activity of the Corporation, together with a designation of the agent of the Corporation for the purpose of the service of process, all in compliance with Section 132 of the DGCL.

Section 12. Business Combinations with Interested Shareholders. The Corporation expressly elects not to participate in Section 203 of the DGCL.

12

ARTICLE V

AMENDMENTS TO BYLAWS

Section 1. Amendment by Shareholders. All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by the affirmative vote of Shareholders holding of record in the aggregate 66 2/3% of the outstanding shares of stock entitled to vote in the election of Directors at any annual or special meeting of Shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment. The power vested in the Shareholders will not be divested or limited where the Board of Directors also has such power as set forth in Section 2 of this Article V, or under Section 109 of the DGCL.

Section 2. Amendment by Directors. So long as the Certificate of Incorporation confers the power to the Board of Directors as provided in Section 109 of the DGCL, they shall have power to make, adopt, alter, amend, and repeal, from time to time, Bylaws of the Corporation, provided, however, that the Shareholders entitled to vote with respect thereto as in this Article V above-provided may alter, amend, or repeal Bylaws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of Shareholders or of the Board of Directors or to change any provisions of the Bylaws with respect to the removal of Directors or the filling of vacancies in the Board resulting from the removal by the Shareholders. If any bylaw regulating an impending election of Directors is adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of Shareholders for the election of Directors, the Bylaws so adopted, amended, or repealed, together with a concise statement of the changes made.

13

Section 3. Record of Amendments. Whenever an amendment or new Bylaw is adopted, it shall be copied in the corporate book with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the corporate book.

ARTICLE VI

SHARES OF STOCK

Section 1. Certificate of Stock.

1.1 The certificates representing shares of the Corporation’s stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued as set forth in Section 158 of the DGCL. The certificates shall bear the following: the Corporate Seal, the holder’s name, the number of shares of stock and the signatures of: (1) the Chairman of the Board, the Chief Executive Officer, President or a Vice President and (2) the Secretary, Chief Financial Officer, any Assistant Secretary or Assistant Chief Financial Officer.

1.2 No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

1.3 To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends, and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an Officer or agent of the corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a Shareholder, except as therein provided.

Section 2. Lost or Destroyed Certificates.

The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability, or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 3. Transfer of Shares.

3.1 Transfer of shares of stock of the Corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his or her duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of taxes as the Corporation or its agents may require.

3.2 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4. Record Date. In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding 60 calendar days, nor less than ten calendar days, as the record date for the determination of Shareholders entitled to receive notice of, or to vote at, any meeting of Shareholders, or to consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividends or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if no notice is given, the day preceding the day on which the meeting is held. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When a determination of Shareholders of record entitled to notice of, or to vote at, any meeting of Shareholders has been made, as provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

14

ARTICLE VII

DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amount, and at such time or times as the Board of Directors may determine.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be December 31, and may be changed by the Board of Directors from time to time subject to applicable law.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the word “Delaware” to indicate the Corporation was incorporated pursuant to the laws of the State of Delaware.

ARTICLE X

LIABILITY AND INDEMNITY

Section 1. A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the DGCL.

Section 2. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit, appeal, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, its security holders or otherwise by reason of the fact that such person is or was a Director or officer of the Corporation or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent now or hereafter permitted under the DGCL. The right to indemnification conferred in this Article X shall also include the right to be paid by the Corporation all of the costs, fees and the expenses (including attorneys’ fees and costs, judgments, fines, ERISA or other excise taxes, penalties, interest, and amounts paid in settlement) incurred in connection with any such action, suit, or proceeding in advance of its final position to the fullest extent permitted under the DGCL. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification hereunder.

Section 3. Notwithstanding Section 1 above, to the fullest extent permitted under the DGCL, any present or former Director or officer of the Corporation who brings a claim against the Corporation to enforce such person’s rights under this Article X shall be entitled to the advancement of expenses and, to the extent successful, indemnification by the Corporation in connection with the prosecution of such claim.

Section 4. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

Section 5. The right to indemnification and advancement conferred in this Article X shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized under the DGCL.

Section 6. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of these Bylaws or the Certificate of Incorporation of the Corporation, nor, to the fullest extent permitted under the DGCL, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act, or omission that occurred prior to, the time of such amendment, repeal, adoption, or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed). The rights conferred in this Article X still continue as to any person who has ceased to be a director or officer of the Corporation.

Section 7. The rights and authority conferred in this Article V shall not be exclusive of any other right to advancement or indemnification that any person may otherwise have or hereafter acquire.

15

ARTICLE XI

MISCELLANEOUS

Section 1. Shareholders’ Agreements. Notwithstanding anything contained in this Article XI to the contrary, in the event the Corporation elects to become a close Corporation, an agreement between two or more Shareholders thereof, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the shares held by them shall be voted as provided therein or in Section 212 of the DGCL, and may otherwise modify the provisions contained in Article IV, herein as to Shareholders’ meetings and actions.

Section 2. Effect of Shareholders’ Agreements. A Shareholders’ Agreement shall only be effective to modify the terms of these Bylaws if the Corporation elects to become a close Corporation with the appropriate filing of an amendment to its Certificate of Incorporation as required by Section 242 of the DGCL and shall terminate when the Corporation ceases to be a close Corporation. Such an agreement cannot waive or alter the following Sections of the DGCL: Section 342 (defining close corporations), Section 102 (requirements of Certificate of Incorporation), Sections 170 (relative to distributions), Section 251 (merger), or Section 220 (books and records), Section 220 (rights of inspection), and Section 275 (dissolution). Any other provisions of the DGCL or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

Section 3. Dissenting Shareholders’ Rights. Section 262 of the DGCL provides that Shareholders may have the appraisal rights in connection with a statutory merger or consolidation in specified situations and may, in some circumstances, dissent from certain corporate action and to instead demand payment of the fair value of their shares. However, except as provided in Section 262(b)(1) of the DGCL, no such rights are available if such shares are publicly traded.

Section 4. Subsidiary Corporations. Shares of the Corporation owned by a subsidiary shall not be entitled to vote on any matter. For the purpose of this Section, a subsidiary of the Corporation is defined as another Corporation of which shares thereof possessing more than 25% of the voting power are owned directly or indirectly through one or more other corporations of which the Corporation owns, directly or indirectly, more than 50% of the voting power.

[SIGNATURE PAGE FOLLOWS]

16

CERTIFICATE OF SECRETARY

I, the undersigned, certify that:

1. I am the duly elected and acting Secretary of BIOLIFE4D CORPORATION, a Delaware corporation; and

2. The foregoing Bylaws, consisting of 17 pages, are the Bylaws of this Corporation as adopted by the Board of Directors.

IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of this Corporation on this 3rd day of February, 2022.

/s/ Steven Morris
Steven Morris, Secretary